EMPLOYMENT AGREEMENT

This Agreement, made and entered into this 1st day of April, 1994, by and between M.S. CARRIERS, INC., a Tennessee corporation (the "Company") and CARL J. MUNGENAST, a resident of Memphis, Tennessee (the "Employee"):

                       W I T N E S S E T H:

WHEREAS, the Company has agreed to employ the Employee as its Executive Vice President; and

WHEREAS, the Company desires to continue to employ Employee and Employee desires to remain in the Company's employment, all in accordance with the terms, provisions, conditions and covenants herein contained; and

WHEREAS, the Company desires to protect its business by having Employee enter into this Agreement, and Employee by the execution of this Agreement acknowledges the reasonableness thereof and his willingness to be bound by the terms and conditions hereof; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties do agree as follows:

     1. EMPLOYMENT. The Company agrees to employ Employee, and Employee accepts employment by the Company and agrees to perform such duties as may, from time to time, be assigned to Employee by Company. Employee agrees to devote his full time, attention and best efforts in the faithful discharge of such duties and in the development and furtherance of Company's business. Employee agrees that, as long as he is employed by Company, he will not undertake the planning or organizing of any business activity competitive with the Company's nor engage in any such activity. The term of Employee's employment hereunder shall commence on the date hereof and shall be one
(1) year. Employee's term of employment shall continue thereafter until terminated by the first to occur of the following events:

          (a) Employee's Death, Disability or Retirement. "Disability," for purposes of this Agreement, shall mean the inability of Employee due to illness, accident or other physical or mental incapacity, to perform his usual duties and services provided hereunder, for a period of ninety (90) days or such longer period under the Company's short-term disability policy, as it applies to Employee, at the time of his termination hereunder. "Retirement," for purposes of this Agreement, shall mean termination in accordance with the Company's retirement policy generally applicable to its salaried employees.

          (b) The discharge of Employee for cause, which, as used herein, shall mean if Employee: (i) deliberately performs any act intended to inflict damage on the Company, (ii) violates any provision of this Agreement,
(iii) commits a felony or dishonest act, (iv) refuses or fails to carry out resolutions of the Board of Directors of the Company, other than for reasons set forth in paragraph (a) hereinabove.

          (c) At any time on or after one (1) year from the effective date of this Agreement, if either party shall have given the other party at least thirty (30) days prior written notice that the party giving such notice wishes to terminate Employee's employment hereunder.

     2.  COMPENSATION.

          (a) Base Salary. Company agrees to pay Employee an annual base salary to be paid to him in regular installments in accordance with the Company's usual payroll procedures. The annual base salary to be paid Employee for the period commencing April 1, 1994, and ending December 31, 1994, is $200,000 which shall be paid on a pro rata basis. Thereafter, the Employee's annual base salary shall be determined by the Company.

          (b) Incentive Plan. Employee may be entitled to additional compensation pursuant to the terms and provisions of the Company's 1993 Incentive Plan.

          (c) Employee Benefits. Employee shall be eligible to participate in such employee benefit plans as the Company may make available to its employees in general from time to time, provided that Employee shall meet the eligibility requirements of such plans. Notwithstanding anything contained herein to the contrary, Employee acknowledges that he has been advised of the following specific benefits and/or benefit plans and, nonetheless, declines to accept such benefits or be covered by such benefit plans: (i) all medical and dental benefits; (ii) all group life insurance benefits; (iii) all split-dollar insurance benefits; and (iv) all long term disability benefits. Employee shall be entitled to the use of a Company automobile in accordance with the Company guidelines for executive officers.

     (d) Expense Reimbursement. Company shall reimburse to Employee all ordinary and necessary business expenses incurred directly in connection with his employment duties hereunder, provided Employee shall satisfactorily substantiate, in such detail as reasonably necessary, the business relationship of such expenses.

     3. NONCOMPETITION. For a period of two (2) years after the termination of his employment with the Company:

          (a) If Employee voluntarily terminates his employment or if the Company terminates Employee for cause:

               (i) he will not for any reason, directly or indirectly, either on his own account or as a partner or joint venturer or as an employee or a consultant for any other person, firm or corporation, solicit, service, market, direct, accept or handle any trucking transportation business originating or terminating within a 250-mile radius of Shelby County, Tennessee, for customers of the Company who were such at the time of his termination;

              (ii) he will not for any reason, directly or indirectly, either on his own account or as a partner or joint venturer or as an employee or a consultant for any other person, firm or corporation, solicit, service, market, direct, accept or handle any trucking transportation business for customers of the Company who were such at the time of his termination and who have shipping business which is transported on shipping lanes used by the Company, without limitation as to distance; provided, that this restriction shall be limited to customers from whom, during the calendar year preceding this termination, the Company received revenues that were at least three percent (3%) of the Company's total revenues from all customers for such year.

          (b) If Employee voluntarily terminates his employment or if the Company terminates Employee for cause, he will not for any reason, directly or indirectly, in the area within a 250-mile radius of Shelby County, Tennessee, engage in any trucking transportation business either on his own account or as a partner or joint venturer or as an employee or consultant for any other person, firm or corporation.

          (c) Employee will not induce any person employed by the Company to leave his employment with the Company.

          (d) Employee will not use or divulge any confidential information or trade secrets of the Company relating to customers or prospects of the Company, all of which information Employee agrees is gathered at the expense of and owned by the Company.

     The above covenants are intended to be separate and divisible covenants and, if for any reason, any one or more thereof shall be held to be invalid or unenforceable, in whole or in part, the parties agree that the same shall not be held to affect the validity or enforceability of any other such covenant of this Agreement.

     4. NOTICES. All notices and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by United States certified or registered mail, postage prepaid, return receipt requested.

     If to Company:

          M.S. Carriers, Inc.
          3171 Directors Row
          Memphis, TN 38116

          ATTN:  Chairman of the Board

     If to Employee:

          Carl J. Mungenast
          9490 Gotten Way
          Germantown, TN 38139

Or such other address as either party may hereafter from time to time specify in writing to the other party.

     5. ENFORCEMENT. This Agreement may be enforced by an injunction by any competent court enjoining and restraining any violation or threatened violation hereof without the Company being required to show any actual damage or to post any bond or other security.

     6.  ASSIGNMENT.  This Agreement shall not be assignable by Employee.

     7. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined.

     This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

     8. VALIDITY. The validity, construction, interpretation or performance of this Agreement shall be governed by the laws of the State of Tennessee. This invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

     9. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof. The Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, on the day and year first above written.

                         COMPANY:

                         M.S. CARRIERS, INC.


                         By: Michael S. Starnes

                             Michael S. Starnes, Chairman of
                             the Board


                         EMPLOYEE:

                         Carl J. Mungenast

                         Carl J. Mungenast